Exhibit 99.1

(Corrected Press Release)

EASTERLY GOVERNMENT PROPERTIES ANNOUNCES

NEW $400 MILLION SENIOR UNSECURED CREDIT FACILITY

~ Easterly demonstrates its ability to access capital and maintain ample liquidity to fund future growth ~

WASHINGTON, D.C. – June 4, 2024 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust focused primarily on the acquisition, development and management of Class A commercial properties leased to the U.S. Government, today announced it has executed a new $400 million revolving credit facility (the “Revolver”). The Revolver includes an accordion feature that allows the Company to request additional lender commitments of up to $300 million, for a total Revolver capacity of up to $700 million. The Revolver will initially mature four years from the closing date, in June 2028, with two six-month as-of-right extension options available to extend the maturity to June 2029.

Borrowings under the Revolver will bear interest at a rate of Adjusted SOFR plus a spread of 1.20% to 1.80%, depending on the Company’s leverage ratio. Given the Company's current leverage ratio, the initial spread to Adjusted SOFR is set at 1.35%.

The Company intends to use borrowings under the Revolver for general corporate purposes, including but not limited to acquisitions, development, redevelopment and other capital expenditures. All outstanding borrowings on the Company’s previous revolving credit facility that was set to expire in July 2025 will be assumed under the newly executed Revolver.

“We are pleased to extend the Company’s lending relationships with the recast of this revolving credit facility,” said Allison Marino, Easterly’s Chief Financial and Accounting Officer. “Through this execution, Easterly has extended the term of lender commitments and secured liquidity to ensure ample flexibility as we continue to pursue accretive capital deployment opportunities.”

Citibank, N.A., PNC Capital Markets LLC, Truist Securities and Wells Fargo Securities, LLC served as joint lead arrangers and joint bookrunners on the Revolver. Citibank, N.A. served as administrative agent, and PNC Bank, National Association, Truist Securities and Wells Fargo Bank, N.A. served as co-syndication agents.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE:DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased to such agencies either directly or through the U.S. General Services Administration

(GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

Contact:

Easterly Government Properties, Inc.

Lindsay S. Winterhalter

Senior Vice President, Investor Relations and Operations

202-596-3947

IR@easterlyreit.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “anticipate,” “position,” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to, those risks and uncertainties associated with our business described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed on February 27, 2024. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.